Exhibit 10.60(a)

NONCOMPETITION AND RETENTION AGREEMENT

THIS NONCOMPETITION AND RETENTION AGREEMENT (this “Agreement”) is entered into as of October 7, 2007, by and among Saifun Semiconductors Ltd., an Israeli company (the “Company”) Spansion, Inc. a Delaware corporation (the “Parent”), Atlantic Star Merger Sub Ltd., an Israeli company and an indirect wholly owned subsidiary of the Parent (“Merger Sub”) and Boaz Eitan, an individual residing in                 (“Employee”).

RECITALS

A. The Company, Parent and Merger Sub are parties to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company following which Merger Sub will cease to exist and the Company will become a wholly owned subsidiary of Parent (the “Merger”).

B. Employee’s entry into this Agreement is an essential part of the transactions described in the Merger Agreement. Employee is a key executive of the Company and has confidential and proprietary information relating to the business and operation of the Company. Employee will derive significant financial benefit from the closing of the Merger.

C. As a condition and essential inducement to Parent’s, Merger Sub’s and the Company’s willingness to enter into the Agreement, Employee has agreed, subject to and contingent upon the consummation of the transactions contemplated under the Merger Agreement, to the confidentiality, non-competition, non-solicitation and other agreements set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Parent hereby covenant and agree as follows:

1. Retention Incentives

Subject to and upon the closing of the Merger, the following terms and conditions shall apply with respect to Employee’s continued employment with the Company:

(a) Employee shall continue to be employed by the Company in the position of:

CEO of Saifun Semiconductors Ltd.; EVP and Chief Architect of Spansion, Inc.

Except as provided in this Agreement, the remaining terms of Employee’s current employment agreement with the Company will continue in force.

(b) Salary Increase. Effective as of the first full calendar month following the Closing, the Employee’s gross annual salary shall be the NIS equivalent of $260,000 (as determined according to the representative rate of exchange published by the Bank of Israel known on the date of the closing of the Merger), payable in equal monthly installments (the “Salary”).

(c) Performance Bonus. The Employee will be entitled to a performance bonus subject to the terms of a bonus plan that will be provided by Parent, with a target bonus percentage of 70% of the Employee’s annual Salary (the “Performance Bonus”).

(d) Retention Bonus. As an inducement to ensure that Employee will continue to devote full-time efforts for the advancement of the Company’s and Parent’s business objectives, in the event that Employee shall be a full-time employee of the Company and shall be in full compliance with the terms and conditions of this Agreement on the one year anniversary of the date of closing of the Merger, Employee shall be entitled to receive a one-time gross retention bonus payment (the “Retention Payment”) in an amount consisting of:

•	a fixed component equal to six monthly Salary payments; plus

•	a performance-linked component equal to up to six monthly Salary payments subject to achievement of targets that will be established by Parent.

(e) To avoid doubt, the Performance Bonus and/or Retention Payment payable to Employee will not be considered part of Employee’s base salary for the purposes of Employee’s employment, including without limitation for calculation of disbursements to managers insurance and education fund, or for calculation of severance pay or other payments derived from salary upon termination of Employee’s employment. The Company will withhold taxes and manadatory payments from the Performance Bonus and Retention Payment in accordance with applicable law.

(e) Employee acknowledges that the Employee’s undertakings set forth below in this Agreement are a material inducement to Parent’s willingness to enter into the Merger Agreement, serve as an integral condition of Employee’s continued employment with the Company and entitlement to the Retention Payment set forth above, and reflect the reasonable requirements of the Company and Parent in order to protect their legitimate interests with respect to the Merger and Employee’s continued employment. Employee irrevocably and unconditionally undertakes to fully comply with the provisions hereof and irrevocably and unconditionally agrees that breach of these provisions will be grounds for forfeiture of the Retention Payment payable hereunder, and in the event of any breach of Employee’s undertakings hereunder following payment of the Retention Payment, Parent and/or the Company will be entitled to demand reimbursement in full of the Retention Payment.

2. Confidentiality and Proprietary Rights; Code of Conduct.

(a) Employee has executed and agrees to be bound by the provisions of the [SUN] Employee Proprietary Information Agreement attached hereto as Exhibit A, which shall comprise an integral part of this Agreement and will survive termination of Employee’s employment for any reason whatsoever.

(b) Employee represents that he has read, understood and undertakes to comply with the terms of Parent’s Code of Business Conduct, attached hereto as Exhibit B, and as may be amended by Parent from time to time.

3. Non-Competition.

(a) Employee recognizes that it is of utmost importance to the Company and Parent to maintain the confidentiality of their Confidential Information and preserve the goodwill of their respective businesses. In order to safeguard that confidential information and goodwill, Employee understands and agrees that, during his or her employment with the Company, the Parent or any of its Affiliates and until the second anniversary of Employee’s termination of such employment with the Company or any of its Affiliates, Employee shall not, directly or indirectly (including without limitation through any existing or future Affiliate (as defined below) of Employee), engage in, carry on, manage, provide advisory services in connection with, or otherwise assist with or be interested economically in a Competitive Business (as defined below) within the Restricted Area (as defined below), including by (A) accepting employment by or agreeing to provide advisory services to any person or entity, or having an economic interest in any entity, that engages in a Competitive Business, (B) soliciting (or assisting in the solicitation of) any person or business who was a customer of the Company or its Affiliates during Employee’s employment with the Company or any of its Affiliates with respect to any Competitive Business or knowingly encourage any such person to cease doing business in whole or in part with the Company or any of its Affiliates, (C) contacting any persons or businesses who were suppliers or customers of the Company or its subsidiaries during Employee’s employment with the Company or any of its Affiliates for the purpose of soliciting orders or establishing relationships for any business enterprise that engages in a Competitive Business, (D) making preparations to engage in any Competitive Business or to form a Competitive Business, including but not limited to any research or development efforts aimed at ultimately benefiting a Competitive Business, (E) forming a Competitive Business, or (F) serving as a director, officer, employee, consultant, partner, member, agent, lender, guarantor, shareholder, or representative of a Competitive Business.

(b) Notwithstanding anything to the contrary contained in Section 3(a), Employee may own (solely as a passive investor) securities in any entity that may be engaged a the Competitive Business, but only to the extent Employee does not own, of record or beneficially, more than an aggregate of five percent (5%) of the outstanding beneficial ownership of such entity.

(c) The restrictions set forth in this Section 3 shall apply worldwide (the “Restricted Area”), as Parent’s and the Company’s products have been and/or will be designed, manufactured, used and/or sold throughout the world.

(d) Employee further acknowledges that enforcement of the foregoing restrictions will not deprive him, or any of his/her Affiliates, of the ability to earn a reasonable living and engage in a position using his experience and expertise, and that the retention bonus payments hereunder represent full and fair compensation for Employee’s undertakings hereunder.

(e) “Affiliate”, as used herein, means, with respect to any person or entity, any existing or future person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity. For a corporation, an Affiliate includes, but is not limited to, any direct or indirect existing or future subsidiary of the corporation in which, and any partnership in which, such corporation holds more than 50% of the combined voting power or beneficial ownership interest.

(f) “Competitive Business”, as used herein, means any business engaged in any business competitive with any of the type of business activities that the Company conducted prior to the Effective Date (as defined in the Merger Agreement), including the design, development, sale, promotion, production, marketing, licensing or distribution of any product, service or technology in the Company’s current or anticipated product line as of the Effective Time.

(g) “Confidential Information”as defined in the [SUN] Employee Proprietary Information Agreement.

4. Non-Solicitation of Employees and Service Providers. From the date hereof until the second anniversary of Employee’s termination of employment with the Company or any of its Affiliates, Employee shall not, directly or indirectly, either on his own account or for any entity or person, hire or solicit any existing or former employee and/or service provider and/or manpower contractor employee of the Company or of any existing or future Affiliate of the Company to leave his/her employment or engagement, as applicable, and shall not knowingly induce or knowingly attempt to induce any such employee and/or service provider and/or manpower contractor employee to terminate or breach his or her employment or engagement agreement with the Company or any existing or future Affiliate of the Company, if any.

5. Representations and Warranties. Employee represents that he has knowledge of Company’s and its Affiliates worldwide business, including its trade secrets and know-how and the Company’s and its Affiliates’ trade secrets regarding its customers, suppliers and formal and informal alliances.

6. Stay of Time. In the event a court of competent jurisdiction or other entity or person mutually selected by the parties to resolve any dispute (collectively a “Court”) has determined that Employee has violated the provisions of this Agreement, without derogating from any other remedy available to the Company or any of its Affiliates under applicable law, the running of the time period of such provisions so violated shall be automatically suspended as of the date of such violation and shall be extended for the period of time from the date such violation commenced through the date that the Court determines that such violation has permanently ceased.

7. Injunctive Relief. The parties agree that the remedy at law for any breach of this Agreement is and will be inadequate, and in the event of a breach or threatened breach of this Agreement, the Company, Parent and any of its Affiliates shall be entitled to seek an injunction restraining the relevant party from breaching or otherwise violating any provision of this Agreement. Nothing herein contained shall be construed as prohibiting the Employee, Company, Parent or any of Parent’s Affiliates from pursuing any other remedies available to it or them for such breach or threatened breach, including, without limitation, the recovery of damages from Employee.

8. Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of telecopier, on the next business day if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (C) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (D) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

if to Parent or the Company, to:

Spansion Inc.

915 DeGuigne Drive

Sunnyvale, California

Telecopy No.: +1(408)616-6659

Attention: Office of General Counsel

and

Saifun Semiconductors Ltd.

6 Arie Regev Street,

Sappir Industrial Park, Netanya 42504, Israel

Telecopy No.: +972-9-892-8425

Attention: Chief Executive Officer and Chief Financial Officer

with a copy to (which shall not constitute notice):

Yigal Arnon

22 Rivlin Street

Jerusalem Israel Telecopier: 972-2-623-9237

Attn. Barry Levenfeld, Adv.

and

O’Melveny & Myers LLP

Embarcadero Center West

275 Battery Street

San Francisco, California 94111

Telecopier: 1-415-984-8701

Attention: Michael Kennedy, Esq.

if to Employee, to the last address in the records of the Company,

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended.

9. Separate Covenants. This Agreement shall be deemed to consist of a series of separate covenants, one for each line of business as it may be conducted by the Company and its successors on or after the date hereof, and each city, county, state, country or other region included within the Restricted Area. The parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of this Agreement is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Parent, the Company, Merger Sub and Employee that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Parent, the Company or Employee that are reasonable in light of the circumstances as they then exist and as are necessary to assure the Company and Parent of the intended benefit of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure the Company and Parent of the intended benefit of this Agreement, it is expressly understood and agreed among the parties hereto that those of such covenants that, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

10. Severability. If any of the provisions of this Agreement shall otherwise contravene or be invalid under the laws of any state, country or other jurisdiction where this Agreement is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement but rather it shall be construed, insofar as the laws of that state or other jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

11. Governing Law; Consent to Jurisdiction; Certain Waivers. This Agreement shall be governed by the laws of the State of Israel, without regard to its conflict of law provisions. The parties consent to the exclusive jurisdiction and venue of the Tel Aviv courts for any lawsuit filed arising from or relating to this Agreement.

12. Amendments and Waivers.

(a) This Agreement may be amended only by a written instrument duly executed by all of the parties hereto.

(b) No waiver by a party of any default, misrepresentation or breach of a warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of a warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided under applicable law.

13. Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof.

14. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which, when taken as a whole, shall constitute one and the same instrument.

15. Section Headings and References. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof. All references to a Section are references to a Section of this Agreement, unless otherwise specified, and include all subparts thereof.

16. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties; provided, however, that the Company and Parent may assign their respective rights hereunder, without the consent of Employee, to any existing or future Affiliate of the Company or Parent and to any person or entity that acquires or succeeds to all or any part of its assets or business. No such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

17. Further Assurances. From time to time, at the Company’s or Employee’s request and without further consideration, Employee or Company or Parent, as applicable, shall execute and deliver such additional documents and take all such further action as reasonably requested by Company or Employee, as applicable, to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement.

18. Expenses. Each party hereto shall pay its own costs and expenses in connection with the transactions contemplated by this Agreement.

19. Binding Effect. This Agreement shall be subject to and contingent upon the consummation of the transactions contemplated under the Merger Agreement, and shall only become effective as of the Effective Time (as defined in the Merger Agreement).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

COMPANY

By:	/s/ Boaz Eitan
Name:	Boaz Eitan
Title:	C.E.O.

PARENT

By:	/s/ Robert C. Melendres
Name:	Robert C. Melendres
Title:	Executive Vice President, Business Development and Chief Legal Officer

MERGER SUB

By:	/s/ Robert C. Melendres
Name:	Robert C. Melendres
Title:	Authorized Signatory

EMPLOYEE

By:	/s/ Boaz Eitan
Name:	Boaz Eitan

[Signature Page to Retention and Non-Competition Agreement]